Wells Fargo & Company
Wells Fargo Home Mortgage
ASF Conference
February
2008
Wells Fargo Asset Securities Corporation has filed a registration statement (including prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Wells
Fargo Asset Securities Corporation has filed with the SEC for more complete information about
Wells Fargo Asset Securities Corporation and this offering. You may get these documents for free by visiting EDGAR on the SEC website at
www.sec.gov.
Alternatively, Wells Fargo Asset
Securities Corporation or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-835-1033.

Forward Looking Statements
This presentation may include forward-looking statements about
Wells Fargo. Broadly speaking, forward-looking statements include projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure; credit quality or other financial items; descriptions of plans or objectives of management for future operations, products or services, including pending acquisitions; forecasts of future economic performance; and
descriptions of assumptions underlying or relating to any of the foregoing.”
Forward-looking statements discuss matters that are not facts, and often include the words “believe,” “expect,” “anticipate,” “intend,”
“plan,” “estimate,” “project”, “target,” “will,” “can,” “would,”
“should,” “could” or “may.” You should not unduly rely on forward-
looking statements. They give our expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and we do not undertake to update them to reflect changes that occur after the date they are made.

Contents
Wells Fargo Overview
WFHM Originations
Non-Agency Prime
– Non-Agency Prime Credit Policy Changes
– Non-Agency Prime Default Levels
Non-Agency Alt-A
– Non-Agency Prime Alt-A Credit Policy Changes
– Non-Agency Prime Alt-A Default Levels
Subprime
– Subprime Credit Policy Changes
Wells Fargo Real Estate Servicing
Reverse Mortgages

4 Overview

Overview
Wells Fargo is a well-capitalized institution with a long-
term enthusiastic commitment to mortgage lending.
We offer consistent credit quality and dependable
collateral flow.
As we strive to improve the borrower experience, we will
continue to offer investors the same prudent credit
stance.
Our purpose has always been the cultivation and
appreciation of long-term liquidity from our valued
investor group.

Our company is well-funded.
We continue to responsibly make new residential real estate loans to a wide spectrum of consumers across the nation.
Our responsible lending and servicing practices have contributed to better performance than many competitors.
–
Subprime loans originated by Wells Fargo historically have had foreclosures approximately half that of loans not originated by
Wells Fargo.
We keep customers in their homes.
–
Our foreclosure rate was only 0.88%* of our servicing portfolio, which throughout 2007 was more than 20% better than the
industry average.
Positioned for Success
* 0.88% represents the foreclosure % of mortgages serviced by Wells Fargo Bank, N.A. as of
December 31, 2007.

A Unique Company
Wells Fargo Bank, N.A., has the highest possible credit rating by
Moody’s Investor Services, “Aaa,” and is the only bank in the
U.S. to have the highest possible credit rating by Standard &
Poors Rating Services, “AAA.”
Our Vision
“We want to satisfy all of our customer’s
financial needs,
help them succeed financially,
be the premier provider of financial services in
every one of our markets, and be known as
one of America’s great
companies.”

Wells Fargo Banking Store

US Ranking

- #3 Banking Stores (3,296 in 23 states)
- #1 Mortgage Stores (more than 2,300)
- #3 ATMs (6,900)
- 11 Million Consumer Households
- 5th Largest Insurance Brokerage in U.S.
- 9.68 Million Active Online Customers
- #2 Prime Home Equity Lender

8 Powerful Distribution Network Source: Wells Fargo Today, 4 th quarter 2007 statistics

Earnings Diversity
Wholesale
Banking/Commercial
Real Estate
9%
Community
Banking
34%
Specialized
Lending
17%
Investments
& Insurance
17%
Home Mortgage
& Home Equity
17%
Consumer
Finance
6%
Earnings based on normalized historical averages and near future year expectations.
80+ Businesses
Not just a bank

Wells Fargo & Company At A Glance
America’s #1 retail mortgage lender
(1)
America’s #1 servicer of home mortgages
(2)
America’s #1 retail originator of reverse mortgages
(3)
America’s #1 FHA/VA producer
(4)
Leading provider of personal credit and nation’s #2 prime home equity lender
(5)
A $575 billion diversified financial services company with 160,000 team members who provide banking, insurance, investments, mortgage and consumer finance for more than 23 million customers.
1
Wells Fargo
Today,
4th
quarter 2007
4
EOY 2006 data compiled by Inside Mortgage Finance – 3/2/2007
2
EOY 2006 data compiled by Inside Mortgage Finance – 2/09/2007
5
Wells Fargo Today,
4th
quarter 2007
3
Wells Fargo Today,
4th
quarter 2007
16th
Most Admired
Company in the World
BARRON’S
BARRON’S
FORBES
FORBES
FORTUNE
FORTUNE
Best Managed Company
in U.S. Banking
19th
Most Profitable
Fortune 500 Company

Responsible Mortgage Lending Principles
We will only make a loan if it offers a demonstrable benefit to the customer.
We provide consumers with the information necessary to make fully-informed decisions about the terms of our loans.
We only approve applications for loans where we believe the borrower has the ability to repay the loan according to terms.
Pricing on all loans is fully disclosed, competitive and reflective of the customer’s financial picture and credit history, the characteristics of the transaction and the property involved. We offer prime pricing options to all first mortgage customers who qualify based on their credit characteristics and the terms of their loan transactions.
We cap origination and lender fees and maintain loan pricing that is competitive and appropriate based on the market place and the consumer’s financial picture and credit history.
Our prepayment fee periods are limited to the lesser of three years or the fixed term of an adjustable rate loan.

12 Originations

Wells Fargo Home Mortgage Products
Loan origination – complete spectrum of products
• Government (FHA / VA)
• Fannie Mae / Freddie Mac eligible
• Non-Agency Prime
• Alt-A
• Subprime
• Reverse
Continue to offer a wide range of mortgage products to
consumers across the credit spectrum
Continue to offer non-conforming products, originated
under prudent credit policies*
Actively adjust credit policy to address changing market
conditions
*Variations from the underwriting guideline changes may occur at the discretion of the underwriter based on compensating factors.

14 $0 $100 $200 $300 $400 $500 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 Alt-A Nonprime Prime In Billions Home Mortgage Origination Mix

WFHM Origination Channels
Originates loans that are referred from mortgage brokers that sell and process loans to consumers.  Mortgage broker clients tend to be smaller in scale, concentrating on sales and marketing
functions that require interaction with customers.  In most cases,
Wells Fargo Home Mortgage underwrites and closes loans at one of its several Wholesale Processing Centers.
Wholesale
Purchases loans from larger mortgage banking and bank clients that originate, underwrite and close mortgage loans before selling them to Wells Fargo.
Correspondent
Centralized platform for Relocation Borrowers, Affinity
Relationships, Joint Ventures, Retention Programs, Employee and
Internet originations.
Centralized
Retail
Originates loans directly to consumers via more than 10,000
mortgage consultants located in over 1,000 Mortgage Stores.
Loans are processed and underwritten at branches, one of 48
Mortgage Application Processing (MAP) centers, or through the
Service Delivery Connection (SDC) operation centers.
Distributed
Retail

16 2007 WFHM Funding Mix Retail: $115B Correspondent: $80B Wholesale: $38B Retail Correspondent Wholesale 16% 50% 34%

17 Non-Agency Prime

SEC Registered Prime Shelf Program
Wells Fargo Mortgage Backed Securities (WFMBS)
–
Prime Fixed and ARM Collateral
WFMBS Securitized Product Line
–
Fixed 30
–
Fixed 15
–
Fixed 30 Relocation
–
3/1, 5/1, 7/1, 10/1 CMT or Libor ARMs
–
3/1, 5/1, 7/1, 10/1 Relationship ARMs
• The Relationship ARM provides interest rate reductions to reward customers who have existing or new relationships with Wells Fargo Bank. Borrowers must maintain their relationship after closing in order to keep their relationship pricing.

Prime Subordination Levels
Representative Levels from
November 2007  - January 2008
S&P 2.75% Fixed 30 Relo
Moody's 3.75% Fixed 30
Moody’s 2.55% Fixed 15
Moody's 3.95% 10/1 ARMS
Moody's 5.20% 7/1 ARMS
Fitch 4.70% 5/1 ARMS
Rating Agency
Senior
Subordination
Level Product Type

WFHM Recent Non-Agency Prime Collateral Profiles
3% 2% 7% 0% 0% Investor Property
88% 93% 85% 93% 80% Primary Residence
11% 13% 13% 16% 24% Cash Out
45% 51% 45% 43% 49% Risk Model Decisioned Reduced Doc
20% 13% 13% 12% 4% Borrower Chosen Reduced Doc
35% 35% 41% 45% 46% Full Doc
77% 82% 80% 87% 80% Single Family
26% 42% 43% 34% 23% California
747 740 739 744 759 WAFICO
72% 76% 74% 72% 61% WALTV
6.73% 6.59% 6.59% 6.77% 6.27% Gross WAC
Dec-07 Nov-07 Nov-07 Jan-08 Jan-08 Settle Date
10/1 Arm 7/1 Arm 5/1 Arm Fixed 30 Fixed 15 Product
Prime

21 Non-Agency Prime Credit Policy Changes

Non-Agency Prime Underwriting
100% CLTV financing eliminated other than Corporate Relocation program
Additional requirements for credit scores below 680
Additional restrictions on borrower selected verification of assets option
DTI reduction from 45% to 38% for limited doc/verification of assets option
Restrictions to documentation options for non-self employed borrowers
LTV reductions
Addition of an At Risk Policy for declining and distressed markets
Increased documentation requirements for reasonableness of income on stated
income and asset loans
Investment properties in Correspondent lending require documentation of gross rents
Elimination of borrower selected stated income/stated asset
Credit Policy – What Sets Us Apart

100% CLTV maximum
– 100% CLTV financing is no longer allowed within the program
FICO below 680
– FICO floor is 620
– FICOs below 680 have additional restrictions based on the risks in the transaction as evaluated in our internal risk model.
Borrower-selected limited doc/verification of assets documentation option
– Maximum LTV/CLTV = 80%
– Minimum FICO score = 720
– Reserve requirements = 30% of loan amount
– Only one limited doc/verification of assets transaction per borrower for a second home is allowed in a 12-month period with Wells Fargo.
Non-Agency Prime
2007 Policy Changes – Underwriting

Non-Agency Prime
2007 Policy Changes – Underwriting
DTI
– Maximum 38% DTI for limited doc/verification of assets
Requirements: verification of assets documentation option
– To be eligible, at least one borrower must receive income from self employment.
– If a self-employed borrower also receives W2, passive or unearned income, this income must be fully documented when choosing
limited doc/verification of assets.
– If the borrower is self-employed and the co-borrower receives W2, passive or unearned income, this income must be fully documented when choosing limited doc/verification of assets.

LTV/CLTV
LTV/CLTV greater than 90% / 90% requires all of the following:
• Full documentation option
• Acceptable internal risk score
• Maximum DTI of 38%
• 1-2 unit properties only
• Primary residences only
Creation of an At Risk Markets appraisal policy matrix
Introduction of distinct standards: soft, distressed or severely distressed markets
Reduction of LTV limits to eligible maximum financing terms when the market is on the list, dependent upon market classification (ranging from 75% to 85%)
Quarterly updates performed for additions or deletions from the At Risk
Markets matrix
Non-Agency Prime
2007 Policy Changes – Underwriting

Reasonableness of income evaluated and documented for stated income transactions
–
Review & document income disclosed deemed reasonable
–
Credit profile supports income and assets disclosed
–
Assets are consistent with stated income
–
Overall transaction risk appropriate with stated income
Institutional Lending – Correspondent investment (non-owner occupied)
properties:
–
Client must provide documentation of gross rents on all Investment
Properties, whether single family, multi-family 2, multi-family 3 or multi-
family 4.
Elimination of borrower selected stated income/stated asset
–
Removed across the non-conforming fixed rate and ARM product set
Non-Agency Prime
2007 Policy Changes – Underwriting

27 Non-Agency Prime Default Levels

Non-Agency Prime Policy Change Impacts
Volume
Policy retractions impacted approximately 39% of funded volume from Jan 07 – May 07.
Performance
Approximately 56% of Early Stage Delinquency* Loans, 66% of
Ever 90+, & 66% of Ever Foreclosure  would have been impacted.
*Early Stage Delinquency is defined as a loan that ever went 60 days past due within four months from origination.

2006 WFMBS Securities
Note:  The "Non Retraction" curve represents the cumulative default % of those loans that would have still met the criteria under the underwriting guidelines as of Dec 31, 2007.  The "Retraction" curve shows the cumulative default % of those loans that would not have met the requirements under the underwriting guidelines as of Dec 31, 2007.
2006 WFMBS  FIXED
0.0%
0.5%
1.0%
1.5%
2.0%
0 5 10 15 20 25 30
Month Seasoning
Non Retraction
Retraction
Grand Total
2006 WFMBS  ARM
0.0%
0.5%
1.0%
1.5%
2.0%
0 5 10 15 20 25 30
Month Seasoning
Non Retraction
Retraction
Grand Total

2007 WFMBS Securities
Note:  The "Non Retraction" curve represents the cumulative default % of those loans that would have still met the criteria under the underwriting guidelines as of Dec 31, 2007.  The "Retraction" curve shows the cumulative default % of those loans that would not have met the requirements under the underwriting guidelines as of Dec 31, 2007.
2007 WFMBS  FIXED
0.0%
0.5%
1.0%
1.5%
2.0%
0 5 10 15 20 25 30
Month Seasoning
Non Retraction
Retraction
Grand Total
2007 WFMBS  ARM
0.0%
0.5%
1.0%
2.0%
0 5 10 15 20 25 30
Month Seasoning
1.5%
Retraction
Grand Total
Non Retraction

31 Non-Agency Alt-A

SEC Registered Non-Agency
Prime Alt-A Shelf Program
Wells Fargo Alternative Loan Trust (WFALT)
–
Non-Agency Prime Alt-A Fixed and ARM Collateral (formerly
included Alt-A minus)
Non-Agency Prime Alt-A Securitized Products
–
Fixed 15
–
Fixed 30
–
3/1 CMT and Libor ARMs
–
5/1 CMT and Libor ARMs
–
7/1 CMT and Libor ARMs
–
10/1 CMT and Libor ARMs
–
Fixed 40 Yr w/30 yr balloon

Non-Agency Prime Alt-A Subordination Levels
Representative Levels from
the 2
nd
Half of 2007
S&P 4.75% Fixed
S&P 5.75% 10/1 ARMS
S&P 7.50% 5/1 ARMS
Rating Agency
Senior
Subordination
Level Product Type

WFHM Non-Agency Prime Alt-A
December 2007 Originations
26% 27%
Investor Property
56% 59%
Primary
18% 23%
Cash Out
30% 31%
Other Doc Levels (Stated Income/Stated
Asset, No ratio, and No Doc)
52% 36%
VOA
17% 33%
Full Doc
36% 57%
Single Family
43% 13%
California %
706 722
WAFICO
77% 81%
WALTV
7.31% 7.58%
Gross WAC
ARM Fixed
Product
Prime Alt-A

35 Non-Agency Prime Alt-A Credit Policy Changes

Expanded Financing Alternative Prime Alt-A (EFA)
Prime Alt-A (EFA) Changes
Introduction of the At Risk Market policy to EFA.
Implement Internal AVM controls to assess full appraisal value
FICO threshold set by occupancy / property type
3-4 multi family change to allowable doc types.
Collections accounts/charge-offs / judgments or lien policy contraction
Introduction of mandatory tax and insurance escrows.
Updates to the definition of rural property.
Additional documentation added to the Large Increase in Value policy.
Adjusted program to align with government agencies for sale of loan to
Fannie and Freddie.

Expanded Financing Alternative Prime Alt-A (EFA)
Prime Alt-A (EFA) Changes
Introduction of Declining Markets List Policy
– LTV/CLTV reduction when the market is identified as “declining.”
Implement internal AVM controls to assess full appraisal value
– Define appraisal valuation review policy and provide guidance on testing appraisals.
– Reduced the allowable age of the appraisal at the time of underwriting decision.
FICO threshold set by occupancy / property type
– 660 Primary
– 680 Second home
– 680 Investment property
– 700 Condotel
– 700 Foreign national borrower

Expanded Financing Alternative Prime Alt-A (EFA)
Prime Alt-A (EFA) Changes
3-4 Multi Family change to allowable doc types.
– Full documentation or stated income with verified assets (VOA) only
Collections accounts/charge offs/judgments or lien
– Restrictions on allowable accounts at time of closing
Introduction of mandatory tax and insurance escrows.
– Tax and insurance escrows required on loans with an LTV above 80%.
– Subject to state laws
– Where a loan is in flood zone, with tax and insurance escrows, flood included
Updates to the definition of rural property.
– Clarification on criteria for rural underwriting consideration including: zoning classification, outbuildings customary to rural, area built up less than 25%, low population density.  Loans classified as rural may require an LTV reduction.
Additional documentation added to the Large Increase in Value policy.
– Reason for increase must be documented by appraiser, be proportionate and make sense.
– File must contain documentation for reasons cited by appraiser (e.g. documented home improvements, etc.)

Expanded Financing Alternative Prime Alt-A (EFA)
Prime Alt-A (EFA) Changes
Adjusted program parameters to align with government agencies, allowing sale to Fannie Mae and Freddie Mac.
–
Loan limits lowered to Fannie Mae / Freddie Mac standards
–
Underwriting guidelines modified in support of agency salability standards.

40 Non-Agency Prime Alt-A Default Levels

2007 WFALT Securities
There were no
WFALT
securities
issued in 2006.
Note:  The "Non Retraction" curve represents the cumulative default % of those loans that would have still met the criteria under the underwriting guidelines as of Dec 31, 2007.  The "Retraction" curve shows the cumulative default % of those loans that would not have met the requirements under the underwriting guidelines as of Dec 31, 2007.
2007 WFALT  FIXED
0.0%
0.5%
1.0%
1.5%
2.0%
0 5 10 15 20 25 30
Month Seasoning
Non Retraction
Retraction
Grand Total
2007 WFALT  ARM
0.0%
0.5%
1.0%
1.5%
2.0%
0 5 10 15 20 25 30
Month Seasoning
Non Retraction
Retraction
Grand Total

42 Subprime

SEC Registered Nonprime Shelf Program
Wells Fargo Home Equity Trust (WFHET)
–
Subprime Collateral (formerly included Alt-A minus)
Subprime Securitized Products
–
5/6 LIBOR ARM
–
30 Year Fixed
–
15 Year Fixed
–
30/15 Balloon
–
40/30 Fixed Balloon

Subprime Originations - December 2007
The following table includes all Subprime loans funded in December 2007, underwritten to the guidelines in effect beginning October 1, 2007.
97.7% Fixed Rate
2% Investor Property
97% Primary Residence
50% Cash Out
100% Full Doc
93% Single Family
12% California
623 WAFICO
74% WALTV
9.57% Gross WAC
Subprime

Securitizations Backed by 100% Wells Fargo
Collateral (Alt-A Minus and Subprime)
ABFC 2005-WF1
ACE 2005-WF1
SASCO 2005-WF1
SASCO 2005-WF2
SASCO 2005-WF3
SASCO 2005-WF4
CMLTI 2006-WFHE1
CMLTI 2006-WFHE2
CMLTI 2006-WFHE3
NHELI 2006-WF1
SASCO 2006-WF1
SASCO 2006-WF2
SASCO 2007-WF1
SASCO 2007-WF2
CMLTI 2007-WFHE1
CMLTI 2007-WFHE2
CMLTI 2007-WFHE3
CMLTI 2007-WFHE4
HASCO 2007-WF1
WFHET 2005-1
WFHET 2005-2
WFHET 2005-3
WFHET 2005-4
WFHET 2006-1
WFHET 2006-2
WFHET 2006-3
WFHET 2007-01
WFHET 2007-02
Subprime
CMLTI 2005-WF1
CMLTI 2005-WF2
GSAA 2005-1
GSAA 2005-12
GSAA 2005-3
GSAA 2005-5
GSAA 2005-9
NAAC 2005-WF1
CMLTI 2006-WF1
CMLTI 2006-WF2
JPMMAT 2006-WF1
LXS 2006-WF1
Soundview HLT 2006-F1
Soundview 2006-WF2
HALO 2007-WF1
BCAP 2007-AB1
LXS 2007-1
LXS 2007-9
WFALT 2005-2
Alt-A Minus
2005 2006 2007 2005 2006 2007
Collateral
Type
Dealer Shelves Wells Fargo Shelves

46 Subprime Credit Policy

Subprime Credit Policy Changes
WFHM continuously reviews its operations and makes changes to best manage conditions facing the national mortgage market.
As part of its commitment to fair and responsible lending, WFHM has tightened credit policy since late 2006.
– Major changes include:
• WFHM has exited the Wholesale and Correspondent Alternative Lending
Channels.
•
The Expanded Financing Alternatives
SM
(Alt-A Minus program) has been
eliminated.
• WFHM had a stated income program for FICOs over 620, this program was eliminated.
• WFHM no longer offers second liens in subprime channel.
• All ARM and interest-only loans qualify at the fully-indexed rate and fully amortized payment.
• 3-4 unit properties are no longer allowed as second homes or investment properties.
• Changes made to LTV limits and debt-to-income limits

Subprime Major Credit Policy Change Timeline
Product & Program Eliminations:
Product & Program Eliminations:
:
April 2007
– Second Liens
July 2007
– 1-Year treasury Arm
– 2/28 Arm
– 2/28 30/40 balloon Arm
– 3/27 Arm
September 2007
– EFA Alt-A Minus program
October 2007
– Stated income over 620 FICO program
– 3-4 unit second homes and 3-4 investment properties
– 1x90 and 1x120+ housing payment history loans
– Condotels
– Foreign nationals

Subprime Credit Policy
Highlights Highlights - - FICO FICO Score Score Minimums Minimums
Minimum FICO Scores
520 at 0x30 housing history
560 at 1x30 or worse
Borrowers with no credit score are not eligible for financing
Minimum FICO Score for 95% CLTV
600
Minimum FICO score for Second Homes, Non-Owner Occupied/Investment Property
620

Subprime Credit Policy
Highlights Highlights - - General General Guidelines Guidelines
First-Time Homebuyer Parameters
– Limited to 1-unit or 2-unit primary residence only
– 12-month housing payment history required
– 2 months PITI reserves required
Maximum Loan Amount
– $1 Million
Seller Concessions
– Maximum 6% seller concession (2% maximum for investment properties) is reduced or eliminated at certain LTVs and in At Risk Markets.
Seasoning Requirement
– Require 6-month owner-of-record seasoning for primary and second home (purchase and cash-
out/debt consolidation transactions) and investment property (purchase and rate/term refinance transactions)
– No more than 2 non-owner occupied transactions per borrower allowed in any 12-month period

Subprime Credit Policy
Highlights Highlights - - General General Guidelines Guidelines
Debt-to-Income Ratio*
Maximum DTI 55%
1-2 unit primary residence only
Minimum FICO score 540
Minimum FICO score 620 if interest only
Maximum DTI 50%
If FICO score < 540
If LTV/CLTV > 90%
For cash-out/debt consolidation transactions
For investment properties or second homes
For 3-4 unit
For lite doc
*Residual income requirements must always be met
Non-conforming loan amounts $1500 for the household
Conforming loan amounts $600 for an individual, $800 for entire household

52 Servicing

Service Loans for Wells Fargo and Others
Wells Fargo Originations
Wells Fargo Originations
–
Prime and nonprime loans (Retail, Wholesale, Correspondent)
• Most sold to investors, generally retain the servicing rights
Other Lenders/Investor Loans
Other Lenders/Investor Loans
–
Mortgage servicing rights we purchase
• Do not own the assets, just the servicing rights
• Includes mortgage servicing rights acquired through servicing acquisitions
• Greatest percentage of these loans held by investors
–
Mortgage servicing we have agreed to service under a contract
• Do not own the assets or servicing rights
–
Troubled loans we service for other investors
• Loans already delinquent or in foreclosure that we service at the request of another investor due to our expertise
A leading national mortgage servicer with $1.53 trillion in loans serviced, and more than 10 million servicing customers.

Servicing Portfolio
20%
3%
77%
Wells Fargo Home Mortgage
Prime and Nonprime Loans
Mortgages originated by WFHM team members
and third-party brokers or correspondents
Wells Fargo Consumer Credit Group
Prime Loans
Home equity, personal credit and education finance
Wells Fargo Financial
Primarily Nonprime Loans
Debt consolidation refinances that may help
borrowers improve their financial situations
Chart reflects real estate backed lending servicing portfolio as of September 30, 2007.

Leading Industry Change
FAST TRACK REFINANCE OR MODIFICATION
FAST TRACK REFINANCE OR MODIFICATION
The ASF framework was intended to help 1.8M consumers with subprime ARM loans resetting by end of 2009
– Partnered with government, regulators, and American Securitization Forum to create solution that satisfies the needs of consumers and investors
HOPE NOW ALLIANCE
HOPE NOW ALLIANCE
Leverages power of the public and private sectors to reach 9 of every 10 at-risk consumers and work with them on solutions
– Mission includes national outreach, since contact is biggest obstacle in helping consumers.
– Improves collaboration between servicers and not-for-profit credit counselors
– Wells Fargo building pilot technology program using Early Resolution software
– Net Present Value used to balance the interests of homeowners and investors
OTHER WELLS FARGO SOLUTIONS
OTHER WELLS FARGO SOLUTIONS
Wells Fargo Home Mortgage subprime ARM customers
– 3% of 7.9 million loans serviced by Wells Fargo Home Mortgage are subprime ARMs resetting by the end of 2008.
INDUSTRY ADVOCACY
INDUSTRY ADVOCACY
Actively supporting industry-wide fair and responsible lending and other changes that appropriately balance the needs of consumers and investors

Anchorage, AK
Eagan, MN
Minneapolis, MN
Milwaukee, WI
Frederick, MD
San Bernardino, CA
Des Moines, IA
Fort Mill, SC

Location Map
Employees 136
ALASKA CAMPUS
Employees 1,109
MINNESOTA CAMPUS
Employees 1,794
DES MOINES CAMPUS
Employees 902
MARYLAND CAMPUS
Employees 628
MILWAUKEE  CAMPUS
Employees  1,384
CAROLINA CAMPUS
Employees 685
CALIFORNIA CAMPUS
Employee data as of June 30, 2007, and does not include temporary or outsource personnel.

Seasoned Servicing Operations
Seasoned management team with average of 20 years industry experience
“One Call, One Touch” philosophy
– Use centralized, toll-free number
– Route calls geographically through 7 regional call centers to first available representatives
– Decrease service delays by rerouting calls during high demand periods
Effectively use flexible capacity model
– Use activity level productivity drivers to calculate staffing needs
– Support strategic and opportunistic growth by staffing 90 days in advance of volume projections
– Outsource support for peak volumes and capacity shifts
Maintain 20% excess space to enable easy expansion
Constantly re-evaluate staffing programs employing contingency planning

Subprime Collection Process Timeline*
Early Stage 1 - 30 Days Delinquent
Outbound Dialer Attempts= Make one
attempt on all eligible loans by the fifth
business day after initial Mortgage
Servicing Platform (MSP) download.
Attempt every other day after until
contact is made/payment  is received.
Late Stage 31+ Days Delinquent
• Outbound Dialer Attempts= Attempts
every other day on all eligible loans until
contact is made/payment is received.
• Focus on workout and loss prevention
options
1 1
Day 7
Credit Reporting
for all Loans
(7th day of the
following month).
Skip Tracing
FDS~ Every Wednesday
Lexis, Default Link, Universal,
Equinox ~ First business day
after standard LC date
50 60 75 90 120 150+ 30
Day 5
Fresh upload of new
loans boarded,
scheduled for
Welcome Calls
Day 2
Collection calls begin
2nd business day
Initial call and
frequency throughout
the month based on
risk and prior payment
history (EI/ RP).
Days 15 & 22
15th
&  22nd
Day
Letters sent  on the
15th & 22nd
day of
the month.
Day 45
BIP information
letter sent out
advising  ‘how to
avoid FC’.
Day 91
Referred to Foreclosure by
day 91~ Foreclosure
Referral Automated process
begins on Demands sent at 32
day. All eligible loans with no
pending promises/
10 15 20 40
Welcome Calls
Collection Calls
10 20
Pre-Delinquency
Welcome Calls occur 5 days or
more prior to first  payment due
date. Establish positive, payment
pattern, and to correct any new
loan boarding data issues, sell
Automated Mortgage Payment
(AMP).
Day 32
Send Nonprime
Demand Letters
Letter Strategy
•
5 day letter (5th
day after due date)
•
15 day letter (15th
of the month)
• 22 day letter (22nd of the month)
• 30 day Demand/Acceleration letter
(32nd
day of delinquency)
• 45 day borrower information (BIP) letter
Steps
to Success
Day 25
Property
Inspections
ordered.
*This is an indicative timeline of the collection process for subprime mortgage loans.  The timing of the actual collection process may differ from what is set forth herein.

Innovative Loss Mitigation Strategies
All Loss Mitigation Strategies are subject to individual investor contracts.
Increased Delegated Authority Increased Delegated Authority Leverage investor relationships to expand delegated authority
Automated Programs Automated Programs Speed approval process for the borrower, while ensuring compliance to investor requirements
Modification Options Modification Options Offer traditional fixed-rate and ARM-to-fixed options
Trial Modification Trial Modification Collect payments for 3 consecutive months prior to modification completion
Extended Repayment Plans Extended Repayment Plans Allow borrower more time to repay arrearages
Extended Loan Terms Extended Loan Terms Consider terms up to 40 years to create affordable payments, capitalize arrearages and spread delinquency over longer time
Step Rate Step Rate Temporary reduction in rate to reduce payment for specific term
Pre-Foreclosure Sale Accept payoff less than total amount due; in some cases, provides time to market property

At-Risk Customers Solutions Align with Consumer
Financial Circumstances
Refinance Refinance A new lien on the property with no change in ownership.
Repayment Plan Repayment Plan Distribute delinquent payments over period of time, usually no more than 12 months. Monthly amount added to usual mortgage payment
Modification Modification Adds past-due interest and escrow to unpaid principal balance, which is then reamortized over a new term.  Rate adjustments and principal forgiveness, where allowed.
Partial Claim Partial Claim HUD advances a loan to repay the past-due interest and escrow amounts.
Short Sale Short Sale Allows customer to sell home and use proceeds to pay mortgage –
even if market value is less than total amount owed.
Deed In Lieu Deed In Lieu Allows customer to transfer property to Wells Fargo, as a servicer, if customer cannot sell home at market value.
Forbearance Forbearance Because of long-term implications, used in severe hardships cases.

WELLS FARGO

This illustration shows how a rate adjustment may increase monthly payments on a $xxx,xxx mortgage.*

	Current ARM Loan	Loan After Adjustment
Interest Rate	X.XX%	X.XX%
Monthly Payment (Principal and Interest)	$XXX.XX	$XXX.XX
Monthly Payment Increase		$XXX.XX

*The above illustration is based on an ARM that adjusts every six months after the initial 2-year fixed-rate term with a change date of 3/9/07. The actual impact to your loan's rate at the next adjustment will depend on your loan's terms, remaining loan balance and the current interest rate in effect on the rate change date.

Understand your financial options.
Call us today toll-free
866-398-7556 Central Time
Monday – Friday: 8 a.m. – 6 p.m.
Saturday: 8 a.m. – 2 p.m.

Helping ARM Reset Customers
Proactive Solutions Proactive Solutions Analyze trends to predict behavior;  segment customers into groups likely to refinance, modify or liquidate
Proactive Communication Proactive Communication Contact customers based on unique needs
– Months in advance, call and send letters to customers likely to experience difficulty with payment
– Periodic statement messaging indicating ARM will reset
– Continue to send official notice to all customers 45 days
in advance of ARM reset
– Provide e-mail ARM alerts
Dedicated Specialists & Efficient Call Routing   Specialized ARM reset
Dedicated Specialists & Efficient Call Routing   Specialized ARM reset
assistance
– Dedicated toll-free telephone number 1-866-398-7556
– Incoming ARM customer call identified and routed to experts
– Refinance eligible customers transferred to sales person
– Non refinance-eligible customers consulted on loan workout options
Credit Management Education   Unique Steps to Success
Credit Management Education   Unique Steps to Success
SM
Program,
Hands on Banking and access to national and local credit
counselors
CUSTOMER LETTER EXCERPT CUSTOMER LETTER EXCERPT
SM

2008 Challenges
Investor contract servicing guidelines
Negative equity in home collateral and lack of surplus
Housing Price Index
Housing inventories
–
Rise in real-estate owned (REO) properties
–
73% of subprime ARMs scheduled to reset by end of 2009
Savings rates and rising consumer debt

WELLS FARGO
Percentage Change In HPI
HPI
2000Q1
2000Q3
2001Q1
2001Q3
2002Q1
2002Q3
2003Q1
2003Q3
2004Q1
2004Q3
2005Q1
2005Q3
2006Q1
2006Q3
2007Q1
2007Q3

Housing Price Index
Home prices began stagnating in late 2006, early 2007.
Overall negative year- over-year and 6 Month adjustment since Q3-2007.
US Average HPI Since 2000
By Quarters
-4.00%
-2.00%
0.00%
2.00%
4.00%
6.00%
8.00%
10.00%
12.00%
14.00%
16.00%
0
50

Compared to 1 Yr Ago Compared to 6 Mths Ago HPI
Source: Economy.com October 2007

WELLS FARGO

Number in 000's
2000Q1
2000Q3
2001Q1
2001Q3
2002Q1
2002Q3
2003Q1
2003Q3
2004Q1
2004Q3
2005Q1
2005Q3
2006Q1
2006Q3
2007Q1
2007Q3

Housing Inventory
Since 2005, housing inventory increased by 94%.
Since beginning of 2007 has increased by 17%.
Source:  Economy.com October 2007
US Existing Housing Inventory
By Quarters
-

1,000
1,500
2,000
2,500
3,000
3,500
4,000
4,500
5,000
Inventory
94% Increase
since 2005Q1

Number of Months
1999Q1
1999Q3
2000Q1
2000Q3
2001Q1
2001Q3
2002Q1
2002Q3
2003Q1
2003Q3
2004Q1
2004Q3
2005Q1
2005Q3
2006Q1
2006Q3
2007Q1
2007Q3

Housing Inventory
US Average Months of Housing Supply
-
2.00
4.00
6.00
8.00
10.00
12.00
Number of Months
179% increase
since 2005Q1
Continued pressure on home prices by coupling increases of housing inventory with increases in months to turn existing inventory.
Source:  Economy.com October 2007

Savings Rate Percent
1952
1954
1956
1958
1960
1962
1964
1966
1968
1970
1972
1974
1976
1978
1980
1982
1984
1986
1988
1990
1992
1994
1996
1998
2000
2002
2004
2006

Savings Rate
• Ratio of individual’s
income to total outlays.
Ratio < 0 indicates
propensity to spend above
one’s means through
credit products or dilution
of real property equity.
• 2005 and 2006 was 2
nd
and 3
rd
time since metric
began being tracked in
1952, that national
savings rate fell negative.
Source:  US Bureau of Economic Analysis November 2007
US Yearly Personal Savings Rate
-6.00
-4.00
-2.00
0.00
2.00
4.00
6.00
8.00
10.00
12.00
14.00
16.00
Personal saving as a percentage of DPI, FFAs

Percentage in Decline
2006-01
2006-02
2006-03
2006-04
2006-05
2006-06
2006-07
2006-08
2006-09
2006-10
2006-11
2006-12
2007-01
2007-02
2007-03
2007-04
2007-05
2007-06
2007-07
2007-08
2007-09

Core Based Statistical Area
• Number of CBSA’s with
house price declines has
increased from 2.25% at
beginning of 2006 to more
than 20% in Sept. 2007.
• Markets facing greatest
decline in yearly home
price depreciation
concentrated in CA, FL, NV
and AZ, representing 61%
of markets experiencing
any depreciation and 96%
of markets where
depreciation is at least
10%.
Source: MRAC September 2007
Percentage of CBSA's in Decline by Quarter
Since January 2006
0.00%
5.00%
10.00%
15.00%
20.00%
25.00%
Percent Dcln > 10% Y/Y Percent Dcln Y/Y

Conclusion (Servicing)
Wells Fargo is uniquely positioned to succeed.
We are committed to lifetime relationships with customers.
We are committed to building and sustaining relationships with investors.
We constantly work with all participants in the housing finance industry to find ways to expand and preserve homeownership.
We live by – and advocate that all mortgage providers live by –
responsible lending and servicing principles that discourage questionable practices.

69 WFHM Reverse Mortgages

Reverse Mortgages
Home Equity Conversion Mortgage (HECM)
Offering HECM program since its inception in 1989.
#1 Originator - 1 out of every 5 HECM endorsements was originated by WFHM in 2007.
#2 Servicer of  HECM loans- Dec 2007 – $8.9 Billion in UPB
750 Certified Reverse Mortgage Consultants Dec 31, 2007
$8B forecasted volume in 2008
Proprietary Jumbo Reverse - “Flexible Retirement”
May 2008 implementation – $650MM forecasted volume in 2008
Principal Limits developed in conjunction with Milliman Consulting
Key product features
– Home values up to $10MM
– Minimum age 62
– Margins of 350bps or 210bps
– 6-mo LIBOR index , 1-mo LIBOR Index
– 8% lifetime rate cap
– Equity Reserve feature – borrowers can voluntarily reduce Principal Limit; reduces crossover risk and increases likelihood of equity upon loan payoff.

Reverse Mortgages
Flexible Retirement – Wells Fargo is the first lender to establish policies surrounding declining home values and Tax and Insurance defaults.
Collateral Valuation
At Risk Market policy – targeted reduction of Principal Limits in MSAs with large forecasted home value depreciation.
AVM required in any MSA with declining home values
Enhanced appraisal review process when value >$1.5MM, full 2nd appraisal when >$2MM
Tax & Insurance Default Mitigation
Capacity testing (DTI, Assets, Debt Retirement) required when All Cash Draw selected
Borrowers with bankruptcy in last 5 years due to financial mismanagement are ineligible
Mandatory LOC set aside for borrowers in foreclosure, T&I is delinquent, or in bankruptcy
Optional T&I reserve available to all borrowers